EXHIBIT 10.4

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

AMENDMENT NO. 3 TO RESTATED LICENSE AGREEMENT

This Amendment No. 3 to the Restated License Agreement effective as of November 1, 1994 and as amended by Amendment No. 1 thereto dated January 15, 1995 and Amendment No. 2 thereto dated April 1, 1998 (collectively, the “License Agreement”), is made by and between STANDARD & POOR’S (“S&P”), a division of The McGraw-Hill Companies, Inc., a New York corporation having an office at 55 Water Street, New York, New York 10041, and the CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED (“CBOE”), having an office at 400 South LaSalle, Chicago, Illinois 60605.  The effective date of this Amendment No. 3 is as of July 28, 2000.

W I T N E S S E T H:

WHEREAS, the parties wish to modify the License Agreement to extend the term thereof and the term of CBOE’s exclusive license to use the S&P 500 Index and associated S&P Marks, subject to certain specified minimum trading volume requirements.

NOW, THEREFORE, the parties hereto agree as follows:

1.             Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the License Agreement.

2.             Section 3(c) of the License Agreement hereby deleted and replaced in its entirety with the following:

“(c)         The license granted to CBOE in Section 3(a) above shall be exclusive in respect of the S&P 500 for Standardized Options Contracts until November 30, 2008.  Such license shall continue to be exclusive thereafter until November 30, 2018 for each of the following 12 month periods beginning December 1 and ending November 30 (each, a “Trading Period”), only if as of the December 1 of the applicable Trading Period the average daily volume on CBOE with respect to Contracts based on the S&P 500 and traded pursuant to such license for the immediately preceding 12 months was not less than [*confidential treatment requested/material filed separately*] Contracts per trading day; otherwise such license shall continue on a non-exclusive basis effective on the following January 1, and thereafter for the remaining term of this Agreement.  After November 30, 2018, such license shall be non-exclusive during the remaining term of this Agreement. The license granted to CBOE in Section 3(a) above shall be exclusive in respect of the S&P/BARRA Growth Index and the S&P/BARRA Value Index for Standardized Options Contracts until November 30, 2008, and thereafter shall be non-exclusive during the remaining term of this Agreement.”

3.             Section 4 of the License Agreement is hereby deleted and replaced in its entirety with the following:

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

“              4.             Term.  The term of this Agreement shall commence as of the Effective Date and shall remain in full force and effect until November 30, 2022, unless and until terminated earlier in accordance with Section 6.”

4.             Section 5(a)(i) of the License Agreement is hereby deleted and replaced in its entirety with the following:

“              5(a)(i).  Subject to the minimum fees payable to S&P pursuant to Section 5(g), a fee for each cleared S&P 500 Contract as reflected in the records of the clearing agency utilized by CBOE to clear trades in such Contracts, at the rate of $[*confidential treatment requested/material filed separately*] per Contract.”

5.             A new Section 5(g) is hereby added to the License Agreement, as follows:

“5(g).      Commencing with respect to the 12 months beginning on December 1, 2008, and continuing through the 12 months ending November 30, 2018, so long as the license granted to CBOE in Section 3(a) above remains exclusive as provided in Section 3(c) above, S&P shall be entitled to a minimum aggregate payment of $[*confidential treatment requested/material filed separately*] with respect to License Fees arising under Section 5(a)(i) pertaining to S&P 500 Contracts for each such 12 month period.  For each such 12-month period, CBOE shall pay to S&P in one lump sum the amount of the shortfall, if any, between $[*confidential treatment requested/material filed separately*] and the actual S&P 500 Contract fees within thirty (30) days of the end of such period”

6.             All other terms of the License Agreement shall remain in full force and effect.

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by the phrase “[*confidential treatment requested/material filed separately*]”, and the omitted text has been filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first set forth above.

CHICAGO BOARD OPTIONS		STANDARD & POOR’S a division of
EXCHANGE		The McGraw-Hill Companies, Inc.

BY:	/s/ Richard G. DuFour	BY:	/s/ Robert A. Shakotko

TITLE:	Executive Vice President	TITLE:	Managing Director, Index Services